EXHIBIT 21

NAME OF SUBSIDIARY	INCORPORATION	OWNED
Advanced Steel Recovery, LLC	California	100
AHT, Inc.	Pennsylvania	100
CMC (Beijing) International Trade Company Limited	China	100
CMC Cometals International S.à r.l.	Luxembourg	100
CMC Commercial Metals de Mexico, S. de R.L. de C.V.	Mexico	100
CMC Europe GmbH	Switzerland	100
CMC GH, LLC	Delaware	100
CMC GH, Ltd.	Bermuda	100
CMC GH Sisak d.o.o.	Croatia	100
CMC International Finance S.à r.l.	Luxembourg	100
CMC Poland Sp. z o.o.	Poland	100
CMC Post Oklahoma, LLC	Delaware	100
CMC Putex Sp. z o.o.	Poland	100
CMC Receivables, Inc.	Delaware	100
CMC Steel Fabricators, Inc.	Texas	100
CMC Steel Oklahoma, LLC	Delaware	100
CMC Steel US, LLC	Delaware	100
CMC Tensar Holdings Inc.	Delaware	100
Com Met Company, S.à r.l.	Luxembourg	100
Commercial Metals Company US LLC	Delaware	100
Commercial Metals Deutschland GmbH	Germany	100
Commercial Metals International GmbH	Switzerland	100
Commonwealth Acquisitions Holdings, Inc.	Delaware	100
Concrete Pipe & Precast, LLC	Delaware	100
EDSCO Fasteners LLC	Delaware	100
EDSCO FHR Corporation	Delaware	100
Foley Products Company, LLC	Delaware	100
Geologics B.V.	Netherlands	100
Geopier Foundation Company, Inc.	Georgia	100
OCM SSF II Foley Blocker, LLC	Delaware	100
Owen Electric Steel Company of South Carolina	South Carolina	100
Owen Industrial Products, Inc.	South Carolina	100
SMI Steel LLC	Alabama	100
SMI-Owen Steel Company, Inc.	South Carolina	100
Spartan Concrete, LLC	Delaware	100
Structural Metals, Inc.	Texas	100
TAC HoldCo, Inc.	Delaware	100
Tamco	California	100
Tendon Systems, LLC	Georgia	100
Tensar Corporation	Delaware	100
Tensar Corporation, LLC	Georgia	100
Tensar Geosynthetics (China) Limited	China	100
Tensar Geosynthetics India Private Limited	India	100
Tensar Holdings, LLC	Delaware	100
Tensar International B.V.	Netherlands	100
Tensar International Co. L.L.C.	Dubai (UAE)	100
Tensar International Corporation	Georgia	100
Tensar International Design and Consult (Beijing) Limited	China	100
Tensar International GmbH	Germany	100

EXHIBIT 21 Tensar International Limited United Kingdom 100 Tensar International, LLC Delaware 100 Tensar International Spain S.L. Spain 100 Tensar International s.r.o. Czech Republic 100 Tensar Manufacturing Limited United Kingdom 100 Tensar Polska sp. z o.o. Poland 100 Tensar Technologies Limited United Kingdom 100 The Tensar Group Limited United Kingdom 100 Tower Support Services LLC Delaware 100 TTC UK Holdings Limited United Kingdom 100